UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 19, 2007

To the Shareholders of Team Financial, Inc.:

Annual Meeting

Date:	Tuesday, June 19, 2007
Time:	9:00 a.m. central time
Place:	Paola High School Auditorium 401 North Angela Paola, Kansas 66071

Matters to be voted on:

1.               Election of three Class II directors;

2.               Ratification of KPMG LLP as our independent auditors for 2007;

3.               A proposal to approve the 2007 Stock Incentive Plan (the “Plan”) which would allow for 400,000 shares to be issued under the Plan;

4.               Any other matters properly brought before shareholders at the meeting.

You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions.

By Order of the Board of Directors

Robert J. Weatherbie
Chairman and Chief Executive Officer
May 16, 2007

TEAM FINANCIAL, INC.

8 West Peoria, Suite 200
Paola, Kansas 66071
(913) 294-9667

PROXY STATEMENT

2007 Annual Meeting of Shareholders

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Team Financial, Inc. for use at our 2007 annual meeting of shareholders to be held on Tuesday, June 19, 2007. The meeting will be held at the Paola High School Auditorium, 401 North Angela, Paola, Kansas at 9:00 a.m. central daylight savings time. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about May 16, 2007.

The following matters will be acted on at the annual meeting:

1.               Election of three Class II directors to serve a three year term;

2.               Ratification of the appointment of KPMG LLP as our independent auditors for 2007;

3.               Approval of the 2007 Stock Incentive Plan, which the Board of Directors recommends that shareholders vote For;

4.               Any other matters properly brought before shareholders at the annual meeting.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on the record date, April 25, 2007. A total of 3,573,459 shares of common stock can vote at the annual meeting. You have one vote for each share of your common stock. The enclosed proxy card indicates the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the three Class II director nominees, the ratification of the appointment of KPMG LLP as our independent auditors for 2007 and the approval of the 2007 Stock Incentive Plan.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares in their discretion.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company’s secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card within the required time. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

Yes. Although we encourage you to complete and return a proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person, if your shares are registered directly in your name on our books and not held through a broker, bank or other nominee; or, if your shares are held in “street name,” if you have obtained a proxy from your bank, broker or nominee and you bring that proxy to the meeting. You can vote in person using these procedures even if you have previously completed and returned a proxy card.

What do I do if my shares are held in “street name”?

If your shares are held by your broker, a bank or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called “broker non-votes”), that person can vote your shares as he or she sees fit only on matters that self-regulatory organizations determine to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposals such as shareholder proposals that could be included in a proxy statement.

If I plan to attend the annual meeting, should I still submit a proxy?

Whether you plan to attend the annual meeting or not, we urge you to submit a proxy card. Returning the enclosed proxy card will not affect your right to attend the annual meeting and vote in person and will help assure the presence of a quorum, avoiding costly repeat expenses for annual meetings.

How are votes counted?

We will hold the annual meeting if a quorum is present, which, under our bylaws, means holders of at least one-third of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum, even if you withhold, abstain or fail to vote on any of the proposals listed on the proxy card.

With respect to the election of directors, you are entitled to cumulate your votes, which means that you may cast all of your votes for any one nominee or distribute your votes among any three or more nominees. The number of votes you have the right to cast among the nominees is determined by multiplying the number of shares you own by three. If votes for a certain director nominee are withheld, those votes will be voted equally for the election of the other nominees. If votes for all director nominees are withheld, the votes will be counted to determine whether a quorum is present and will not be voted for any nominee. Cumulative voting is permitted only with respect to the election of directors. The three director nominees with the greatest number of votes will be elected as our Class II directors.

The ratification of the appointment of independent auditors and the approval of the 2007 Stock Incentive Plan will require the affirmative vote of a majority of the shares represented at the annual meeting.

For any other items, if any, the affirmative vote of the holders of a majority of the shares represented at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee in a timely manner how to vote your shares (so-called “broker non-votes”), the nominee can vote them as he or she sees fit only on matters that self-regulatory organizations determine to be routine, and not on any other proposal. Non-contested elections for directors, as well as ratification of auditors and approval of a stock plan, are usually considered routine matters. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

What are the recommendations of our Board of Directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are set forth, together with the description of each item, in this proxy statement. In summary, our Board of Directors recommends a vote:

FOR the election of the nominated slate of Class II directors (see page 7);

FOR the ratification of our selection of the independent registered public accounting firm of KPMG, LLP as our independent auditors for 2007 (see page 29);

FOR the approval of the 2007 Stock Incentive Plan (see page 30)

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the annual meeting. The final certified results will be included in our quarterly report on Form 10-Q for the second quarter of fiscal 2007 that we will file with the Securities and Exchange Commission.

Will there be other matters proposed at the annual meeting?

Our bylaws limit the matters presented at our annual meeting to those properly presented at the meeting. Please refer to the next question for a description of requirements for shareholder proposals for our 2008 annual meeting. We do not expect any matters other than those set forth in this proxy statement to come before the annual meeting. However, if any other matter requiring a vote of shareholders is presented in a proper manner, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

When are 2008 shareholder proposals due if they are to be included in our proxy materials?

To be considered for inclusion in our proxy statement for the 2008 annual meeting of shareholders, a shareholder proposal must be received in our offices no later than January 16, 2008. Further information regarding the shareholder proposal process is set forth below under “Shareholder Proposals.”

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

How can I find more information about Team Financial, Inc.?

We file annual, quarterly and other reports and information with the Securities and Exchange Commission. The filings are available to the public in the SEC’s EDGAR database at the Commission’s web site http://www.sec.gov. Our website, http://www.teamfinancialinc.com, has links to these filings as well under the heading “SEC Filings.” Our common stock is listed on NASDAQ Global Market under the symbol “TFIN.”

STOCK OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned as of April 30, 2007 by:

•       each person whom we know beneficially owns more than 5% of our common stock;

•       each director, and the new nominee proposed to be elected to our board of directors at the annual meeting;

•       each of our executive officers; and

•       our directors and executive officers as a group.

	Common Shares Beneficially Owned
Names and Addresses of Beneficial Owner(1)	Number	Percent
Robert J. Weatherbie(2) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	322,979	9.0%
Michael L. Gibson(3) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	246,810	6.9%
Carolyn S. Jacobs(4) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	113,804	3.2%
Richard J. Tremblay(5) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	17,000	*
Sandra J. Moll(6) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	28,528	*
Denis A. Kurtenbach(7) 8 West Peoria, Suite 200 Paola, Kansas 66071-0402	4,425	*
Keith B. Edquist 12005 N. 72nd Street Omaha, Nebraska 68122	100,010	2.8%
Jerry D. Wiesner 2100 Baptiste Drive Paola, Kansas 66071	2,100	*
Kenneth L. Smith(8) 5 East Terrace Paola, KS 66071	1,800	*
Harold G. Sevy 18294 W. 335th Street Paola, KS 66071	3,000	*
Gregory D. Sigman 6401 Sagamore Mission Hills, KS 66208	1,000	*
All executive officers and directors as a group (eleven persons)	841,456	23.5%
Employee Stock Ownership Plan(9) 8 West Peoria, Suite 200 P.O. Box 402 Paola, Kansas 66071-0402	906,704	25.4%
Collective Reporting Group:(10)	406,007	11.4%
O. Gene Bicknell Mariner Wealth Advisors, LLC
Martin C. Bicknell
Cherona Bicknell 7400 College Boulevard, Suite 205 Overland Park, Kansas 66210

          (1) Unless otherwise indicated, the shares are held directly in the names of the named beneficial owners and each person has sole voting and sole investment power with respect to the shares. The participants in our Employee Stock Ownership Plan (the “Team Financial, Inc. Employees’ Stock Ownership Plan” or “ESOP”) direct the ESOP trustee with respect to all matters submitted to a vote of the shareholders. The ESOP trustee will vote the shares held under the ESOP only in the manner directed by the ESOP participants, as provided in the ESOP.

          (2) Includes 58,999 shares of common stock owned by Mr. Weatherbie’s wife and 340 shares owned by his minor children, over which shares he may be deemed to have shared voting and investment power. Includes 24,663 shares owned in a self-directed trust. Includes approximately 109,977 shares of common stock that have been allocated to Mr. Weatherbie’s account in our ESOP. Includes 129,000 shares which have vested pursuant to options issued under our 1999 stock incentive plan.

          (3) Includes 41,000 shares of common stock owned in a trust, over which Mr. Gibson may be deemed to have shared voting and investment power. Includes approximately 11,000 shares owned in a self-directed trust. Includes approximately 114,910 shares of common stock that have been allocated to Mr. Gibson’s account in our ESOP. Includes 79,900 shares which have vested pursuant to options issued under our 1999 stock incentive plan.

          (4) Includes 10,000 shares of common stock owned by Ms. Jacobs’ husband’s revocable trust, over which she may be deemed to have shared voting and investment power. Includes 5,000 shares of common stock owned in a self-directed trust. Includes approximately 82,304 shares of common stock that have been allocated to Ms. Jacobs’s account in our ESOP. Includes 16,500 shares which have vested pursuant to options issued under our 1999 stock incentive plan.

          (5) Includes 17,000 shares that are held in Mr. Tremblay’s Individual Retirement Account.

          (6) Includes 2,170 shares held in a revocable trust dated April 19, 2003, Includes approximately 4,358 shares of common stock that have been allocated to Ms.Moll’s account in our ESOP. Includes 22,000 shares which have vested pursuant to options issued under our 1999 stock incentive plan.

          (7) Includes 925 shares of common stock held by Mr. Kurtenbach in an Individual Retirement Account and 500 shares owned by his wife, over which he may be deemed to have voting and investment power.

          (8) All 1,800 shares of common stock are owned jointly by Mr. Smith and his wife.

          (9) Our ESOP holds 906,704 shares of record which includes 20,000 unallocated shares as of the record date. Team Financial, Inc. is the ESOP trustee. Each ESOP participant directs the ESOP trustee as to the voting of shares allocated to such participant’s accounts on all matters submitted to a vote of the shareholders. An ESOP participant’s failure to provide voting directions to the ESOP trustee will be deemed to be a direction to vote in the manner specified in the instructions provided to the ESOP participant. Unallocated shares will be voted by the ESOP trustee in the same proportion on each issue as the allocated shares.

    (10) The following information for the following group of shareholders was obtained from a Schedule 13D filed with the Securities and Exchange Commission on or about November 13, 2006. O. Gene Bicknell is the beneficial owner of 181,831.84 shares of common stock of which he shares voting power and dispositive power with Mariner Wealth Advisors, LLC and Martin C. Bicknell. Cherona Bicknell is the beneficial owner of 5,031.86 shares of common stock and shares voting power and dispostitive power with Mariner Wealth Advisors, LLC and Martin C. Bicknell. Mariner Wealth Advisors, LLC and Martin C. Bicknell each may be deemed to be the beneficial owners of 406,007 shares of common stock. Bruce Kusmin is the sole beneficial owner of 2,000 share of common stock. Mr. Kusmin is President of Mariner Wealth Advisors, LLC, and as such may be deemed to be a beneficial owner of shares of which Mariner Wealth Advisors, LLC is a beneficial owner; however Mr. Kusmin disclaims beneficial ownership of such shares.

                  * Less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during 2006 all executive officers, directors, and greater than 10% beneficial owners, with the exception of those listed below, complied with the Section 16 (a) filing requirements:

Name	Type of Filing	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis
Harold G. Sevy	Form 3	1	1
Carolyn S. Jacobs	Form 4	1	1

PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes that serve three year terms. Each class’s terms expire in different years as shown below.

Class	Expiration
Class I	2009
Class II	2007
Class III	2008

The terms of our Class II Directors, Robert J. Weatherbie, Michael L. Gibson, and Jerry D. Wiesner, expire at the annual meeting. We propose the nominees Robert J. Weatherbie, Richard J. Tremblay and Jerry D. Wiesner, each be elected to a three-year term expiring at our annual meeting in 2010. In the election of directors, you have the right to cumulate your votes. This means that you may cast all of your votes for any one nominee or distribute your votes amongst the three or more nominees in any amount you desire. The number of votes you have the right to cast is determined by multiplying the number of shares you own times three. If votes for certain director nominees are withheld, those votes will be distributed to the remaining director nominees. If votes for all director nominees are withheld, the votes will not be voted for any nominee. If no instructions are given, the shares will be voted equally for the election of all nominees.

Your Board of Directors recommends a vote FOR the election of Robert J. Weatherbie, Richard J. Tremblay and Jerry D. Wiesner. Proxies solicited by your Board of Directors will be voted FOR them unless instructions are given to the contrary.

The following sets forth certain information with respect to the three Class II nominees, our other directors who are expected to serve in such capacity after the annual meeting, and our executive officers.

Name	Age	Position	Officer or Director Since
Non-Independent Directors
Robert J. Weatherbie	60	Chief Executive Officer and Chairman of The Board(7)	1986
Carolyn S. Jacobs	63	Director and Treasurer	1986
Richard J. Tremblay	55	Chief Financial Officer and Nominee	2006
Sandra J. Moll	43	Chief Operating Officer	2007
Independent Directors
Denis A. Kurtenbach	71	Director(4)(6)(8)	1995
Keith B. Edquist	62	Director(1)(3)(5)	2002
Kenneth L. Smith	64	Director(4)(6)(7)(9)	2004
Jerry D. Wiesner	50	Director(2)(3)(6)(7)(10)(11)	2005
Gregory D. Sigman	57	Director(2)(6)(7)(11)	2006
Harold G. Sevy	56	Director(2)(4)(6)(7)	2006

         (1) Member of the Audit Committee in 2006 but not currently serving.

         (2) Member of the Audit Committee.

         (3) Member of Compensation Committee in 2006 but not currently serving.

         (4) Member of Compensation Committee.

         (5) Member of Nomination Committee in 2006 but not currently serving.

         (6) Member of Nominating Committee.

         (7) Member of Executive Committee.

         (8) Chairman of the Compensation Committee

         (9) Chairman of the Nominating Committee

  (10) Chairman of the Audit Committee

  (11) Designated financial expert

Robert J. Weatherbie has served as our Chief Executive Officer since September 1995, and Chairman of the Board and director since May 1986. Effective January 2004, Mr. Weatherbie was appointed President and Chief Executive Officer of TeamBank, N.A. Prior to 1986 he was an executive officer of TeamBank, N.A., formally known as Miami County National Bank, for 13 years. Mr. Weatherbie is also a director of Colorado National Bank. Mr. Weatherbie is a member of the Miami County Bankers Association. He obtained a Bachelor of Arts degree from Emporia State University, Emporia, Kansas, in 1969 and graduated from the Colorado School of Banking at the University of Colorado and the American Institute of Banking-Kansas City Chapter. Mr. Weatherbie serves as a Class II director, and his current term expires at the annual meeting.

Richard J. Tremblay, a nominee as a Class II Director whose term would expire in 2010 if elected, joined the Company in July 2006 and currently serves as Chief Financial Officer. Prior to joining the Company, Mr. Tremblay served as an Executive Vice President, Chief Financial Officer and Corporate Secretary for Gold Banc Corporation, Inc.—a $4 billion bank holding company headquartered in Leawood, Kansas. During his five-year tenure at Gold Banc Corporation, Inc., he directed numerous aspects of business operations, the financial and accounting functions, the asset and liability management, and a variety of aspects relating to profitability planning and mergers and acquisitions. Mr. Tremblay holds a Bachelor’s of Science Degree in Business Administration—Accounting and Economics, from Henderson State University, Arkadelphia, Arkansas.

Jerry D. Wiesner was elected to the Board of Directors in 2005 and is a Class II director whose term will expire at the annual meeting. Mr. Wiesner has served as the Administrator and Vice President / Chief Operating Officer of Miami County Medical Center since 1991. Mr. Wiesner also has prior experience as an auditor for Grant Thornton. He holds an MBA from Kansas State University and is a CPA and a Fellow in the Healthcare Financial Management Association, as well as a member of the Kansas Society of Certified Public Accountants. Mr. Wiesner continues to serve on the Board of Directors for Team Financial, Inc. where he has been a director since April 2005. Mr. Wiesner served on the Board of Directors for TeamBank, N.A. from July 1998 thru July 2006. Mr. Wiesner serves on the Company’s Audit Committee, Nomination Committee and the Executive Committee.

Carolyn S. Jacobs has served as our Treasurer and director since May 1986 and has been a director of TeamBank, N.A. since 1990. She has been Senior Vice President and Trust Officer of TeamBank, N.A., since May 1986. Prior to 1986, she worked for Miami County National Bank, the predecessor to TeamBank, N.A., since 1961. In addition to her supervisory responsibilities over trust services of TeamBank, N.A., she also chairs the ESOP Advisory Committee. Ms. Jacobs has attended the American Institute of Banking—Kansas City Chapter, MoKan Basic Trust School, graduating in 1977, the National Business Institute and was designated as a Certified Trust Financial Advisor in June 1992. Ms. Jacobs is a member of the Kansas Bankers Association Trust Division and the Miami County Bankers Association. As a Class III director, her term expires in 2008.

Denis A. Kurtenbach, a Class III director whose term will expire in 2008, has served as a director of Team Financial, Inc. since December 1995. Prior to serving as a director at Team Financial, Inc., he served as a director of Miami County National Bank, the predecessor to TeamBank, N.A., for 13 years. He is a retired Chairman and director of Pemco, Inc., a privately held construction management company and former officer for Carrothers Construction Company, L.L.C. and Triangle Builders, L.L.C. Mr. Kurtenbach is a life director of the Associated General Contractors of America and was a member of the 1996 and 1997 Executive Committees. Mr. Kurtenbach graduated in 1962 with a Bachelor’s Degree in Civil Engineering from South Dakota State University.

Keith B. Edquist, a Class III director whose term will expire in 2008, has served as a director of Team Financial, Inc. since June 2002. Mr. Edquist was a Director of First United Bank of Bellevue and was the Chairman of the Board of Fort Calhoun State Bank, both of which merged into TeamBank, N.A. He has been a director of TeamBank, N.A. since June 1999. Mr. Edquist currently serves as a member of the Bellevue University Board of Directors in Bellevue, Nebraska. He was a director of Omaha Public Power from 1980 to 1999, where he served as Vice President, Treasurer, and Chairman of the Board. He is the owner and operator of North Omaha Airport of Omaha, Nebraska and attended the University of Nebraska, Omaha.

Kenneth L. Smith was elected to the Board of Directors in 2004 and serves as a Class I director whose term will expire in 2009. Mr. Smith has been President and principal owner of G.K. Smith & Sons, Inc., a mechanical contracting firm since 1987. Mr. Smith continues to serve on the Board of Directors for Team Financial, Inc. where he has been a director since April 2004. Mr. Smith served on the Board of Directors for TeamBank N.A. from January 1992 thru July 2006. Throughout his career, he has served on the board of directors for several community organizations. Mr. Smith was one of the organizers of the Miami County Economic Development Corporation and served on the original Board of Directors for two terms.

Harold G. Sevy, a Class I Director whose term expires in 2009, is a Magna Cum Laude graduate of Washburn University and received a Master’s Degree in Science from Fort Hays State University. Since 1994, Mr. Sevy has served as the president of W.H. Debrick Co., Inc, a construction company. In addition, he is currently a managing partner of several real estate development companies. Mr. Sevy continues to serve on the Board of Directors for Team Financial, Inc. where he has been a director since June 2006. Mr. Sevy served on the Board of Directors of TeamBank, N.A. from January 1985 thru July 2006, where he served on the audit and executive review committees and as chairman of the compliance committee. Mr. Sevy serves on the Company’s Audit Committee, Nomination Committee, Compensation Committee and the Executive Committee.

Gregory D. Sigman was elected to the Board of Directors in 2006 as a Class I Director. Mr. Sigman is a graduate of the University of Missouri, Columbia, where he received a degree in accounting. He is a CPA and a member of the American Institute of Certified Public Accountants and the Kansas and Missouri Societies of Certified Public Accountants. Mr. Sigman has been an owner and chief executive officer of Sigman & Co., PC, a CPA firm, since 1998. During the period 1983 to 1998, Mr. Sigman was partner and/or shareholder of other CPA firms. Mr. Sigman has eleven years of prior auditing experience with Touche, Ross & Co. He serves on the Company’s Audit Committee, Nominating Committee and Executive Committee, and is a designated financial expert.

Sandra J. Moll is Chief Operating Officer for the Company. Ms. Moll has served as a Senior Vice President, Operations of Team Financial, Inc. for 4 years and Senior Vice President and Chief Operations Officer for TeamBank, N.A., a $636 million wholly-owned subsidiary of Team Financial, Inc., for 8 years, and has 19 years of cumulative banking experience, including operations, lending and retail functions within the banking industry. She holds a Bachelor of Science Degree from Missouri Southern State College, attended the Graduate School of Banking at Colorado and also attended the MBA program at the University of Kansas.

There are no family relationships between or among any directors, nominees or executive officers and none of such persons serve as a director of any other company required to file reports under the Securities Exchange Act of 1934 or which is registered as an investment company under the Investment Company Act of 1940.

Board and Corporate Governance Matters

Membership on the Board

Directors are elected for three-year terms expiring in different years based on their assigned class. Any vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors. Any director elected to fill a vacancy shall hold office for the unexpired term of his predecessor. The directors’ and nominees’ class and terms are as follows:

Class	Expiration	Members
Class I	2009	Harold G. Sevy, Gregory D. Sigman and Kenneth L. Smith
Class II	2007	Richard J. Tremblay, Robert J. Weatherbie and Jerry D. Wiesner
Class III	2008	Keith B. Edquist, Dennis A. Kurtenbach and Carolyn S. Jacobs

The Board has determined that directors Kenneth L. Smith, Keith B. Edquist, Denis A. Kurtenbach, Jerry D. Wiesner, Gregory D. Sigman and Harold G. Sevy are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ Rule 4200.

Committees of the Board

Our Board of Directors has four standing committees. The function and membership of each committee and the number of times it met in 2006 is discussed below.

Audit Committee

The members of the Audit Committee during 2006 included Lloyd A. Byerhof, Keith B. Edquist, Jerry D. Wiesner, R.G. (Gary) Kilkenny, Gregory D. Sigman and Harold G. Sevy. The current members are Jerry D. Wiesner, Harold G. Sevy and Gregory D. Sigman. The Audit Committee met three times during 2006. Lloyd A. Byerhof was appointed Chairman of the Audit Committee on September 28, 2004 and served in that capacity until April 22, 2006. Jerry D. Wiesner was appointed to the Audit Committee on June 21, 2005 and Keith B. Edquist was reassigned to the Compensation Committee at that time. On April 25, 2006, Mr. Wiesner was appointed Chairman of the Audit Committee. Greg Sigman was appointed to the audit committee on April 25, 2006. Harry G. Sevy, Jr. was appointed to the audit committee on June 20, 2006.

The primary function of the Audit Committee is to assist our Board in its oversight of the financial reporting process. The Audit Committee selects our independent auditors, reviews the scope and results of the auditor’s services, approves auditor’s fees and reviews the financial reporting and internal control functions. The Audit Committee performs duties set forth in its charter, which was adopted by the Board of Directors March 29, 2004 and included with our proxy materials for the annual meeting of shareholders which was held on June 20, 2006. The Audit Committee chartered was reaffirmed on January 23, 2007.

The Board has determined that each member of the Audit Committee is independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ Rule 4200. The Board has identified Directors Gregory D. Sigman and Jerry D. Wiesner each as an “Audit Committee Financial Expert” as defined in Item 401(h) of the Securities and Exchange Commission Regulation S-K.

Compensation Committee

The members of our Compensation Committee in 2006 were Denis A. Kurtenbach, Kenneth L. Smith, Keith B. Edquist, and R.G. (Gary) Kilkenny. The current members are Denis A. Kurtenbach, Kenneth L. Smith and Harold G. Sevy. Our Board has determined that members of our Compensation Committee are independent within the meaning of the rules and regulations of the Securities and Exchange Commission and NASDAQ rule 4200. This Committee met six times during 2006. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, this Committee approves the compensation of the Chief Executive Officer, Chief Financial Officer, and any other officers deemed appropriate. In addition, this Committee administers our Stock Incentive Plan.

Nominating Committee

On April 17, 2006, the Board of Directors adopted a resolution appointing a Nominating Committee comprised solely of directors who meet the independence requirements set forth in NASDAQ Rule 4200. On April 25, 2006, the Board of Directors approved a charter for the Nominating Committee which is available on our website, http://www.teamfinancialinc.com.

Our Nominating Committee will consider a candidate for a director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and the information about the candidate’s qualifications to Team Financial, Inc., Board of Directors, Nominating Committee, Attn: Chairman, 8 West Peoria, Suite 200, Paola, Kansas 66071. Any submission must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employers’ names and descriptions of the employers’ businesses, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement is released to shareholders in connection with the annual meeting for nomination at the annual meeting. Recommendations received after that date will be considered by the Nominating Committee for the following annual meeting elections.

Executive Committee

In January, 2007 the Company amended it’s bylaws by creating an additional standing committee: the Executive Committee, which meets monthly and is subject to the call of the Chairman to consider any matter not exclusively reserved for decisions by the full Board of Directors. The Chairman of this committee is Robert J. Weatherbie, with members Kenneth L. Smith, Jerry Wiesner, Gregory D. Sigman and Harold G. Sevy.

Board Compensation

Our non-employee directors receive an annual fee of $10,000 and $300 per board meeting attended. Non-employee directors who serve as chairmen of our board committees receive $500 for each Audit Committee and $300 for each other committee meeting they chair. Our non-employee directors who serve on our board committees receive $300 for each Audit Committee meeting and $250 for each other committee meeting they attend.

Attendance at Board and Committee Meetings

The Board of Directors had twelve regularly scheduled meetings and three special meetings during 2006. Each director attended at least 90% of the meetings in person or telephonically. Although we do not have a formal policy regarding director attendance at the shareholder meeting, directors are encouraged to attend. All members of the Board of Directors attended the 2006 annual shareholder meeting.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to all employees including executive officers, directors and principal accounting officers. The Code of Ethics is available on our website at www.teamfinancialinc.com.

Certain Relationships and Related Transactions

Our executive officers, directors and principal shareholders and businesses they control may be customers of our subsidiary banks. Credit transactions with these parties are subject to review by loan committees of the banks and/or by the banks’ boards of directors. All outstanding loans and extensions of credit to these parties were made in the ordinary course of business on terms substantially similar to comparable transactions with unaffiliated persons. None of these loans involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2006, the aggregate balance of loans and advances under extensions of credit made by the subsidiary banks to these persons was approximately $4,332,000.

Audit Committee Report

In the performance of its oversight function, our Audit Committee has considered and discussed our audited financial statements with management and the Company’s independent auditors. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether other non-audit services provided by the independent auditors to us is compatible with maintaining the auditor’s independence and has discussed this with the auditors.

Based on the disclosures and discussions described in this proxy statement, and procedures completed while performing the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to our board of directors that the 2006 audited financial statements be included in our Annual Report on Form 10-K for the Year Ended December 31, 2006 and filed with the Securities and Exchange Commission.

Our Audit Committee has determined to continue the services of KPMG LLP for the current fiscal year ending December 31, 2007. The Board of Directors has agreed with that determination and has presented the matter to the shareholders of the Company for ratification. These services will include the examination of our consolidated financial statements for the fiscal year ending on such date and other appropriate accounting services.

Submitted by the Audit Committee: Dated April 24, 2007
Jerry D. Wiesner, Gregory D. Sigman and Harold G. Sevy, Jr.

Compensation Committee Report on Executive Compensation

Compensation Discussion and Analysis

Team Financial, Inc.’s executive compensation program is directed by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee acts independently, yet in conjunction with management, and maintains a philosophy that encompasses both long-term and short-term objectives. The three primary components of compensation that support this philosophy are:

•       Attract, retain and motivate high-performing executive talent. The Company operates in a competitive employment environment, and our employees, led by our listed executives, are essential to our success. Our listed executives are often recruited by other banking organizations and related industries. The compensation of our listed executives, while designed to be competitive with the marketplace for similar positions with bank holding companies of comparable size, is also designed to motivate the executives to maximize the performance of the Company.

•       Link pay to performance. Our compensation program is designed to provide a strong correlation between the performance of the named executives and the compensation he or she receives. We do this by utilizing a compensation program designed to reward our executives based on the overall performance of the Company and the executives’ abilities to achieve the performance priorities set forth by the Compensation Committee each year.

•       Align executive compensation to shareholder value. Within our overall compensation strategy, we utilize equity compensation tools to align the financial interests and objectives of our executive officers with those of our stockholders by rewarding our executive officers with an equity interest in the Company through programs such as the Stock Incentive Plan. The interests of our shareholders and our executive officers are further aligned through the incorporation of Company performance into many of the other compensation components.

Determination of Executive Compensation

The Committee uses information from public sources as well as independent consultants in evaluating its processes and the application of those processes to compensation decisions regarding our executive officers. Specifically, the Committee used the independent consulting group The Watson Company coupled with information obtained in the 2006 SNL Executive Compensation Review of Banks and Thrifts, volume II: Assets greater than $400 million, published by SNL Financial, in evaluating the base compensation and other compensation components of our executives. From that publication, the Committee identified nine other publicly-traded institutions with comparable asset size, number of branches and number of employees to use for comparative purposes, and evaluated the compensation of our executive officers and the performance of the Company compared to these other institutions as indicated by several key performance indicators.

Compensation is paid based on the named executive officers’ individual performance, as well as the overall performance of the Company. In assessing the performance of the Company for the purpose of compensation decisions, numerous factors are considered including asset growth, return on average equity, earnings growth compared to prior year’s performance, and strategic positioning of the Company for the future. Compensation paid by other financial institutions with similar asset size in comparable markets is also considered as a measurement of the market value of our executive positions. The foundation for the total compensation packages offered to our executives is based on an assessment of our executives’ individual responsibilities, a determination of the executives’ contributions to the performance of the Company and the success of the Company in reaching its strategic goals.

Because the annual cash bonus to our Chief Executive Officer is formula-driven based on the elements of growth described herein, there is little opportunity for management to influence the amount of any bonus awarded. However, management does have input as to the strategic goals and targets set for them to achieve in future periods, which could affect their annual compensation. However, the Committee carefully reviews the recommended levels before approving them. This is to ensure that the goals are set accurately to provide our executive officers with goals that are at a reasonably high level, but are also obtainable.

The principal elements of our executive compensation program for the fiscal year ended December 31, 2006, applicable to our Chief Executive Officer and other named executive officers were as follows:

•       The base salary level is reviewed and increases are evaluated annually. Consideration is given to the scope of responsibilities and to being comparable with similar positions with bank holding companies of comparable size. Factors included in the comparison are relative size of companies and the experience and responsibility of the position. After a study of comparable data provided from a variety of sources including independent consultants, the Committee establishes the salary level based on both internal and external information as set forth above. As a result of the evaluation the factors listed above, the Committee approved a base salary increase of $23,625, to a total base salary of $286,000 for Mr. Weatherbie for 2007. Other named executive officers also received base salary increases.

•       Both discretionary and non-discretionary cash bonus awards are considered at least annually. In awarding bonus payments, factors considered by the Committee include a review of our financial performance as determined by our asset growth, net income growth, and return on average equity, and the performance of our named executive officers in achieving certain performance targets. The Committee, will, from time to time, adjust specific elements of actual performance used in the calculation for unique events or circumstances that the Committee feels an executive should not be rewarded for or penalized for in the bonus calculation. For example, in the 2006 calculation of bonus based on earnings growth, the Committee opted to adjust the earnings growth percentage by the amount of the charge taken for the restructuring of the trust preferred securities of $824,000. The Committee believes that our executives acted in the best interest of shareholders by taking this charge, and by doing so, will position the Company for a more profitable future, and therefore the executives should not be penalized for this charge in the bonus calculation. The cash bonus of $131,250 paid to Mr. Weatherbie in 2006 was calculated based upon the performance factors shown in the table below, up to a maximum of 50% of his base salary. In determining the total bonus for our executives, the level of achievement of the three listed factors, asset growth, earnings growth and return on average equity, and corresponding bonus percentage are blended together to determine the executive’s bonus, subject to the established limit for the position.

CEO Bonus Calculation Table

Asset Growth	Bonus	Earnings Growth	Bonus	Return on Average Equity	Bonus
<1%	0%	<-10%	-25%	<8.0%	-10.0%
1%	5%	-8%	-20%	8.5%	-7.5%
3%	15%	-6%	-15%	9.0%	-5.0%
5%	30%	-4%	-10%	9.5%	-2.5%
7%	40%	-2%	-5%	10.0%	0.0%
>9%	50%	-1%	0%	10.5%	3.5%
		1%	5%	11.0%	7.0%
		3%	10%	11.5%	10.5%
		5%	15%	12.0%	14.0%
		7%	20%	12.5%	17.5%
		9%	25%	13.0%	21.0%
		12%	35%	13.5%	24.5%
		14%	47%	14.0%	28.0%
		>16%	50%	14.5%	31.5%
				15.0%	35.0%
				15.5%	38.5%
				16.0%	42.0%
				16.5%	45.5%
				17.0%	50.0%

Cash bonuses of $15,000 were also paid to Rick Tremblay, Chief Financial Officer (“CFO”) and Sandra Moll, Chief Operating Officer (“COO”) for their performance during 2006. Formula-driven approaches to bonus awards, similar to the approach used for the bonus calculation of our CEO, have since been developed for these executives, subject to maximums of 30% of base salary for Mr. Tremblay and 20% for Ms. Moll, and are detailed as follows:

CFO Bonus Calculation Table

Asset Growth	Bonus	Earnings Growth	Bonus	Return on Average Equity	Bonus
<3%	0%	<-10%	-25%	<8.0%	-10.0%
3%	5%	-8%	-20%	8.5%	-7.5%
5%	10%	-6%	-15%	9.0%	-5.0%
7%	20%	-4%	-10%	9.5%	-2.5%
>9%	30%	-2%	-5%	10.5%	3.5%
		5%	5%	11.0%	7.0%
		7%	10%	11.5%	10.5%
		9%	15%	12.0%	14.0%
		12%	20%	12.5%	17.5%
		14%	25%	13.0%	21.0%
		>16%	30%	13.5%	24.5%
				14.0%	28.0%
				14.5%	31.5%
				15.0%	35.0%
				15.5%	38.5%
				16.0%	42.0%

COO Bonus Calculation Table

Asset Growth	Bonus	Earnings Growth	Bonus	Return on Average Equity	Bonus
<1%	0%	<-8%	-20%	<8.0%	-10.0%
1%	5%	-6%	-15%	8.5%	-7.5%
4%	10%	-4%	-10%	9.0%	-5.0%
6%	15%	-2%	-5%	9.5%	-2.5%
>8%	20%	1%	5%	10.5%	3.5%
		3%	10%	11.0%	7.0%
		5%	15%	11.5%	10.5%
		>7%	20%	12.0%	14.0%
				12.5%	17.5%
				13.0%	20.0%

The Committee has performed an analysis on the future profitability to the Company of this bonus structure and determined that it is more profitable for the Company to entice our executives to achieve higher asset growth, earnings growth and return on average equity and reward them for doing so, than to not entice them and achieve lower performance measures. The Committee has the option to require certain executive officers to use a percentage of their cash bonus, if any, to purchase our common stock in the open market, subject to any limitations under federal or state securities laws. The percentage varies from year to year. The Committee did not require any of the executive officers to purchase any of our common stock with their 2006 bonus.

•       Incentive stock options are also granted annually at the discretion of the Committee (subject to availability via shareholder approval of the Company’s Stock Incentive Plan), typically on January 1st of each year, to the Chief Executive Officer and certain other executives, including the Chief Financial Officer. The options are granted to provide the Chief Executive Officer and other officers with long-term incentives for profitable growth and to align our Chief Executive Officer and other executives with the interests of the Company’s shareholders. The incentive stock options are structured to be long-term rewards, thereby increasing performance and retention of our named executives. The options granted to our named executives typically follow a set vesting schedule, but ultimately vest at the discretion of the Committee ratably over three years. The Committee believes that having the discretion to vest the options provides the executives with further incentive to achieve their performance objectives. Historically, the Committee has followed a three-year tiered vesting schedule, with equal amounts vested each of the three years. With respect to the amount of options to be granted, consideration is given to the scope of responsibility and the degree of its effect on our performance as well as the degree of importance in providing an incentive to the individual to stay with us over time. The Committee, in determining whether to grant options or in the granting of options, does not take into consideration the amounts of options previously granted or outstanding.

•       Executive compensation also includes the opportunity for certain eligible officers in our organization, including our Chief Executive Officer to participate in our non-qualified salary continuation program, whereby the officer will receive benefits commencing after retirement. The annual benefit for the Chief Executive Officer is based upon 65% of the highest base salary for any three years in the ten-year period immediately preceding retirement multiplied by the vested lifetime percentage. See “Salary Continuation Program” below for further information on the terms of this program. An executive’s participation in the program is contingent upon the executive’s agreement to sign a non-competition and non-solicitation agreement with the Company and participation in the deferred compensation program.

•       The deferred compensation program is a non-qualified plan for certain eligible employees whereby the officer may defer a stated percentage of salary up to 10% of compensation. The Company matches 25% of the deferral amounts made by our Chief Executive Officer. Interest is accrued on the deferral amounts based on a modified return on equity calculation, which includes the return on equity of TeamBank, N.A., net of core deposit intangible asset amortization, subject to a 6% minimum and a 12% maximum rate. The modified return on equity used for this program in 2006 was 8.85%. The deferred compensation program serves as another tool used to align the executive’s interests with shareholder value. See “Deferred Compensation Program” below for more information on this program.

•       Split dollar life insurance benefits are provided to certain officers, including the Chief Executive Officer, to encourage the officers to continue their employment with us. The policy will remain in full force and effect upon a change in control of our capital stock unless the insurance policy is replaced with a comparable policy to cover the benefit provided to the officer. See “Split Dollar Life Insurance Benefit” below for further information on this benefit.

•       Several of our named executive officers have employment agreements with the Company, and all of our named executives are entitled to certain severance benefits following a change of control. See the table under “Potential Payments Upon Termination or Change in Control” on page 23 for a detailed description, by officer, of such arrangements.

•       Other elements of compensation offered to the Chief Executive Officer and the other named executive officers are also offered to other eligible employees and include participation in a 401(k) deferred contribution program, our insurance benefit package, our organization-wide performance-based bonus program, and the Employee Stock Ownership Plan.

While the compensation arrangements offered to our named executive officers are meant to be collective packages, the various elements of the compensation package are not inter-related. For example, if a higher than expected level of bonus compensation is achieved, the base salary adjustment and number of options that will be granted are not affected. If options that are granted in one year have an exercise price that is greater than the current market price of our common stock, the amount of the bonus, options granted or vested, or other compensation to be paid to the executive officer the next year would normally not be impacted. Similarly, if options gain significant value, the amount of compensation or bonus to be award for the next year is not normally affected.

We believe that it is important for our executive officers and directors own shares of the Company’s common stock, and all of the executive officers and directors currently own common stock and/or options to purchase common stock pursuant to our stock option plan, we do not have specific guidelines or requirements regarding the equity or security ownership of our executive officers or directors. While we expect that our directors and officers will embrace the risk and potential return of owning shares of common stock of the Company as an expression of their confidence in the Company and align their interests with those of our public shareholders, we have no policies regarding hedging the economic risk of any ownership of our common stock. We have had no need to address, and have no policy with regard to, the adjustment or recovery of awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We expect that we would address this situation, should it ever arise, in light of all the facts and circumstances.

The Committee has reviewed and discussed the above-mentioned Compensation Discussion and Analysis with management. Based on the reviews and discussions referred to in the preceding sentence, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement for the 2007 Annual Meeting of Shareholders.

Respectively submitted by the Compensation Committee:
Denis A. Kurtenbach,
Kenneth L. Smith and
Harold G. Sevy, Jr.
Dated April 24, 2007

Executive Compensation

2006 Summary Compensation Table

The following table sets forth summary information regarding the compensation earned for services rendered in all capacities during 2006 with respect to (i) our Chief Executive Officer, and (ii) our other named executive officers whose total annual compensation for 2006 exceeded $100,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Robert J. Weatherbie Chairman of the Board and Chief Executive Officer	2006	262,500	131,250	—	109,734	14,175	18,512	156,745	692,916
Richard J. Tremblay(5) Chief Financial Officer	2006	83,692	15,000	—	13,100	4,519	—	3,600	119,911
Michael L. Gibson(6) President of Corporate Development	2006	172,988	—	—	79,152	9,341	12,722	109,299	383,502
Sandra J. Moll Chief Operating Officer	2006	136,000	15,000	—	62,697	—	1,466	15,928	231,091

(1)             Represents bonuses earned and later paid in cash.

(2)             Represents the dollar amount of compensation cost recognized in 2006 by the Company, computed in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)).

(3)             Represents amounts paid to executives under the Company-wide performance-incentive program.

(4)             Perquisites paid by the Company to Mr. Weatherbie include $6,277 for personal use of Company automobile, $121,286 for changes in his non-qualified salary continuation plan, $9,974 for contributions to Mr. Weatherbie’s account for the Employee Stock Ownership Plan, $6,600 for contributions under the deferred savings 401(k) plan and $3,516 for the value of premiums paid by us in connection with life insurance policies issued pursuant to a split dollar life insurance agreement. For Mr. Gibson, perquisites paid by the Company include $9,353 Company automobile usage, $74,929 for changes in his non-qualified salary continuation plan, $9,974 for contributions to Mr. Gibson’s account for the Employee Stock Ownership Plan, $2,373 for contributions under the deferred savings 401(k) plan and $3,824 for the value of premiums paid by us in connection with life insurance policies issued pursuant to a split dollar life insurance agreement. The amount set forth for Mr. Tremblay represents amounts paid to him for a car allowance. Perquisites paid by the Company to Ms. Moll include $4,671 for personal use of a Company automobile, $3,401 for changes in her non-qualified salary continuation plan, $7,155 for contributions to Ms. Moll’s account for the Employee Stock Ownership Plan and $4,735 for contributions under the deferred savings 401(k) plan.

(5)             Mr. Tremblay began his employment with the Company on July 5, 2006 as Chief Accounting Officer, and on September 26, 2006 became Chief Financial Officer. Amounts presented for Mr. Tremblay are amounts earned during the year. Mr. Tremblay’s annual base salary for 2006 was $170,000.

(6)             Mr. Gibson served as Chief Financial Officer until September 26, 2006, at which time Mr. Gibson became President of Corporate Development, and as such, is no longer considered a named executive officer of the Company.

2006 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of	Exercise or Base Price of	Closing Price on	Grant Date Fair Value of Stock and
			Thres-			Thres-			Stock	Securities	Option	Grant	Option
Name	Grant Date	Approval Date	hold ($)	Target ($)	Maximum ($)	hold (#)	Target (#)	Maximum (#)	or Units	Underlying Options)	Awards ($ / Sh)	Date ($ / Sh)	Awards ($)
Robert J. Weatherbie (1)	1/1/2006	12/20/2005	—	—	—	—	15,000	15,000	—	—	14.30	14.30	45,150
Chairman of the Board and Chief Executive Officer
Richard J. Tremblay (2)	7/5/2006	6/20/2006	—	—	—	—	—	—	—	10,000	15.01	15.01	26,200
Chief Financial Officer	12/31/2006	12/14/2006	—	—	—	—	—	—	—	5,000	15.97	16.00	15,400
Michael L. Gibson (1)	1/1/2006	12/20/2005	—	—	—	—	10,000	10,000	—	—	14.30	14.30	30,100
President of Corporate
Development
Sandra J. Moll (1)	1/1/2006	12/20/2005	—	—	—	—	12,000	12,000	—	—	14.30	14.30	36,120
Chief Operating Officer

(1)                   Options with a variable 3-year vesting.

(2)                   Options with a 1-year vesting.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table summarizes information concerning the unexercised options and unvested stock awards for each of the named executive officers as of December 31, 2006. The market value of the stock awards is computed by multiplying the closing market price of the Company’s common stock on December 29, 2006, by the applicable number of shares of stock shown in the table for each grant.

	Option Awards					Stock Awards
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of	Number of	Number of			Number of	Value of	Unearned	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)(1)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Robert J. Weatherbie	20,000	—	—	8.94	12/31/2009	—	—	—	—
Chairman of the Board	15,000	—	—	6.63	12/31/2010	—	—	—	—
and Chief Executive	4,000	—	—	10.10	12/31/2012	—	—	—	—
Officer	15,000	—	—	8.94	1/1/2010	—	—	—	—
	15,000	—	—	6.63	1/1/2011	—	—	—	—
	15,000	—	—	8.32	1/1/2012	—	—	—	—
	15,000	—	—	10.10	1/1/2013	—	—	—	—
	15,000	—	—	12.41	1/1/2014	—	—	—	—
	10,000	5,000	—	12.19	1/1/2015	—	—	—	—
	5,000	10,000	—	14.30	1/1/2016	—	—	—	—
Richard J. Tremblay	—	10,000	—	15.01	7/5/2016	—	—	—	—
Chief Financial Officer	—	5,000	—	15.97	12/31/2016	—	—	—	—
Michael L. Gibson	17,500	—	—	8.94	12/31/2009	—	—	—	—
President of Corporate	2,500	—	—	10.10	12/31/2012	—	—	—	—
Development	10,000	—	—	8.94	1/1/2010	—	—	—	—
	10,000	—	—	6.63	1/1/2011	—	—	—	—
	10,000	—	—	8.32	1/1/2012	—	—	—	—
	10,000	—	—	10.10	1/1/2013	—	—	—	—
	10,000	—	—	12.41	1/1/2014	—	—	—	—
	6,600	3,400	—	12.19	1/1/2015	—	—	—	—
	3,300	6,700	—	14.30	1/1/2016	—	—	—	—
Sandra J. Moll	1,200	—	—	6.63	12/31/2010	—	—	—	—
Chief Operating Officer	1,500	—	—	8.32	12/31/2011	—	—	—	—
	1,500	—	—	10.10	12/31/2012	—	—	—	—
	2,000	—	—	12.41	12/31/2013	—	—	—	—
	3,000	—	—	12.19	12/31/2014	—	—	—	—
	10,000	—	—	14.30	12/31/2015	—	—	—	—
	4,000	8,000	—	14.30	1/1/2016	—	—	—	—

(1)                Should the employment of Mr. Weatherbie, Mr. Gibson or Ms. Moll be terminated for any reason except for cause, all shares vest and become immediately exercisable.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert J. Weatherbie	—	—	—	—
Chairman of the Board and Chief Executive Officer
Richard J. Tremblay	—	—	—	—
Chief Financial Officer
Michael L. Gibson	—	—	—	—
President of Corporate Development
Sandra J. Moll	—	—	—	—
Chief Operating Officer

No options were exercised by the specified officers in 2006.

2006 Nonqualified Deferred Compensation

Below is a summary of our non-qualified deferred compensation program with the named executive officers.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Robert J. Weatherbie	26,250	6,563	15,818	—	178,238
Chairman of the Board and Chief Executive Officer
Richard J. Tremblay	—	—	—	—	—
Chief Financial Officer
Michael L. Gibson	17,299	4,325	11,126	—	124,588
President of Corporate Development
Sandra J. Moll	2,720	408	1,210	—	14,475
Chief Operating Officer

Potential Payments Upon Termination or Change in Control

Termination

Mr. Weatherbie, Mr. Gibson and Ms. Moll all have employment agreements with the Company. All of our executive officers may be terminated at any time, subject to compliance with their employment agreements. The agreements all provide for different levels of benefits depending on the reason for termination. All of the agreements provide the most benefits to the executives should their employment be terminated by the Company without cause and the least amount of benefits should the executive terminate his or her employment with the Company without cause.

Mr. Weatherbie’s employment agreement stipulates that should his employment with the Company be terminated by the Company without cause, he would be entitled to receive a cash payment equal to the present value (based on a discount rate of 5%) of his annual base salary for the term of the agreement or one year, whichever is longer, and all bonuses due. Mr. Weatherbie would also be entitled to receive three years worth of medical, disability and group life insurance, all premiums paid by the Company, reimbursement for professional financial and tax advice up to 10% of his annual base salary for three years, reimbursement for reasonable outplacement services of up to 10% of his annual base salary for one year, a furnished office and country club dues for one year and title to the Company-owned automobile that he drives. In the event of such termination, all of Mr. Weatherbie’s unvested options would accelerate and become immediately exercisable.

Mr. Gibson’s employment agreement stipulates that should his employment with the Company be terminated by the Company without cause, he would be entitled to receive a cash payment equal to the present value (based on a discount rate equal to the five-year treasury note, but not less than five percent and not greater than nine percent) of his annual base salary for the term of the agreement or one year, whichever is longer, and all bonuses due. Mr. Gibson would also be entitled to receive three years worth of medical, disability and group life insurance, all premiums paid by the Company, reimbursement for professional financial and tax advice up to 25% of his annual base salary for three years, reimbursement for reasonable outplacement services of up to 50% of his annual base salary for one year, a furnished office for six months, country club dues for one year and title to the Company-owned automobile that he drives. In the event of such termination, all of Mr. Gibson’s unvested options would accelerate and become immediately exercisable.

Ms. Moll’s employment agreement stipulates that should her employment with the Company be terminated by the Company without cause, she would be entitled to receive a cash payment equal to the present value (based on a discount rate five percent) of her annual base salary for the term of the agreement or one year, whichever is longer, and all bonuses due. Ms. Moll would also be entitled to receive one year’s worth of disability and group life insurance, all premiums paid by the Company, reimbursement for professional financial and tax advice up to 10% of her annual base salary for one year, and title to the Company-owned automobile that she drives. In the event of such termination, all of Ms. Moll’s unvested options would accelerate and become immediately exercisable.

Change in Control

Should there be a change in control of the Company, our named executive officers are all entitled to specific benefits as described in their employment agreements with the Company. In the event of a change in control and Mr. Weatherbie’s employment not continued, he would be entitled to a cash payment equal to three years of his annual base salary, discounted at 5% per year and all bonuses due, three years worth of medical/dental insurance, three years worth of disability/group life insurance, one year’s worth of office and country club expenses, one year’s worth of outplacement advice and title to the Company-owned automobile that he is currently driving. Additionally, all of Mr. Weatherbie’s options would become immediately vested and exercisable.

Mr. Tremblay would be entitled to his base salary for a period of one year following a change in control of the Company

In the event of a change in control and Mr. Gibson’s employment not continued, he would be entitled to a cash payment equal to three years of his annual base salary, discounted at 5% per year and all bonuses due, three years worth of medical/dental insurance, three years worth of disability/group life insurance, one year’s worth of office and country club expenses and title to the Company owned automobile that he is currently driving. Mr. Gibson would also be entitled to reimbursement for professional third-party financial and tax advice, not to exceed 25% of his salary for any given year, for three years and reimbursement for outplacement advice and counseling, not to exceed 50% of his base salary, for a period of 12 months. Additionally, all of Mr. Gibson’s options would become immediately vested and exercisable.

Ms. Moll also has an employment agreement with the Company by which, in the event of a change in control of the company and her employment is not continued, she is entitled to a cash payment equal to one year’s worth of her base salary, discounted at 5%, all bonuses due, one year’s worth of disability and group life insurance, reimbursement for professional tax/financial services up to 10% of her base salary, and the title to the Company-owned automobile that she is currently driving. In addition, all of Ms. Moll’s unvested options would immediately vest and become exercisable.

Potential payments under various termination scenarios for our listed executive officers are shown in the following table:

	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason	Termination By Executive	Death	Disability	Change in Control	Without Cause by Company
Robert J. Weatherbie	$1,436,027	$596,853	$630,403	$2,237,766	$1,625,468	$1,585,718	$1,436,027
Richard J. Tremblay	$—	$—	$—	$—	$—	$170,000	$—
Michael L. Gibson	$1,054,838	$855,440	$435,500	$2,044,549	$982,666	$1,213,162	$892,905
Sandra J. Moll	$235,609	$13,772	$16,893	$1,256,258	$249,379	$245,766	$235,609

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan provides eligible employees the right to purchase our common stock on an annual basis through payroll deductions. Up to 75,000 shares of common stock can be issued under the plan through 2008 in annual increments of no more than 9,950 plus unissued shares from previous offerings whether purchased or not. The price per share of the common stock under the plan is 85% of the fair market value of the stock at the close of December 1st prior to the commencement of each offering period. At December 31, 2006, there were 447,987 shares of common stock available under this plan. Our named executive officers are not eligible to participate in this plan.

1999 Stock Incentive Plan

In May 1999, as amended in March 2000, we adopted the 1999 Stock Incentive Plan. The plan provides for the following stock and stock-based awards: restricted stock, stock options, stock appreciation rights and performance shares. Up to 470,000 shares of our common stock were available to be issued under the plan. All employees, directors and consultants are eligible to participate in the plan. The plan is administered by our Board of Directors, or the Board can designate a committee composed of at least two non-employee directors to administer the plan. Our Compensation Committee has been designated to administer the plan. The committee determines the participants in the plan, the types of awards they are to be granted and the terms and conditions of all awards. As of April 25, 2007, we had outstanding options to acquire 64,500 shares of our common stock for $14.30, 37,750 shares of our common stock for $12.19, 35,250 shares of our common stock for $12.41, 41,200 shares of our common stock for $10.10 per share, 33,650 shares of our common stock for $8.32 per share, 45,850 shares of our common stock for $6.63 per share, and 70,000 shares of our common stock for $8.94 per share. The options to acquire shares of our common stock were issued at the fair market value on the date of grant.

Employment Agreements

On January 1, 2007, we entered into a three-year employment agreement with Mr. Weatherbie under which he receives a base annual salary of $286,125 for 2007, an annual bonus not to exceed 50% of Mr. Weatherbie’s annual base salary to be determined by the Compensation Committee of the Board of Directors, life insurance, personal use of a Company-owned automobile, a home office expense allowance, business club dues, and participation in all other benefits received by our employees. Under certain circumstances, such as his death or disability, we have also agreed to pay Mr. Weatherbie or his estate not less than $500,000. We have obtained life insurance and disability insurance for these contingencies. In the event of termination of Mr. Weatherbie’s employment without cause, he will be entitled to payments equal to his annual base salary for the longer of one year or the remaining term of the agreement discounted at 5% annually, along with reimbursement for out-of-pocket expenses incurred for professional and tax advice not to exceed 10% of his annual base salary. He would also be entitled to continue participation in our medical, dental, life and disability insurance plans in effect at the time of termination for three years, a home office allowance for one year and business club dues for one year. In addition, all stock options previously granted would accelerate and become exercisable, and the title of the automobile furnished by the Company for him in use at the time of termination would transfer to Mr. Weatherbie.

Mr. Gibson also has a three-year employment agreement with the Company, the term of which began January 1, 2006. His employment agreement has terms and conditions substantially similar to those of Mr. Weatherbie, based on an annual base salary of $172,988. Additionally, any annual executive bonuses paid are based on criteria determined by the Chief Executive Officer and are not to exceed 50% of Mr. Gibson’s annual base salary.

We have also entered into a one-year employment agreement with Ms. Moll, effective January 1, 2007, the terms of which are substantially similar to the employment agreement with Mr. Weatherbie, except that Ms. Moll’s annual base salary for 2007 is $148,240 and she is eligible for an annual bonus of up to 20% of her base salary. For information on the implications of various termination scenarios, see the table under Potential Payments Upon Termination or Change in Control on page 23.

Employee Stock Ownership Plan

The ESOP is a restatement and continuation of a plan previously maintained by our predecessor company, which commenced receiving contributions in 1981. In 1986, the ESOP was the vehicle used in establishing our company and financing the acquisition of the one-bank holding company that owned TeamBank, N.A. All of our wholly-owned subsidiaries with employees participate in the ESOP.

The ESOP is a retirement plan for eligible employees and is funded entirely with contributions made by us and dividends paid by us with respect to our common stock owned by the ESOP. The ESOP is designed to be invested primarily in our securities. The ESOP is a leveraged plan which permits it to borrow money to buy our securities, which are held in a suspense account until the loan is paid. As of April 30, 2007 the ESOP had no outstanding debt. Allocations are made annually and are based on the relative compensation of the participants. Allocations are also potentially subject to certain maximums. Retirement benefits under the ESOP depend on the amount of an employee’s account balance at death, disability, separation from service or retirement, and there is no fixed amount.

Employees are eligible to participate in the ESOP on January 1 or July 1 following the date six months after the first day of employment. Employees also must achieve a minimum age in order to participate. To be eligible for allocations of the ESOP’s contributions, employees must complete 1,000 hours of service during a year and must be employed on the last day of the plan year. The employment requirement does not apply if the participant dies or becomes disabled or attains age 65 in the plan year. Following three years of service, employees become vested in their ESOP accounts at 20% per year, with 100% vesting occurring after seven years. However, if a participant dies or is disabled while still employed, a participant becomes 100% vested immediately.

Salary Continuation Program

In July 2001, we adopted a non-qualified salary continuation program for certain members of our management and employees of the Company and our wholly-owned subsidiaries, whereby the participant will receive benefits for 10 years commencing after retirement. The annual benefits for Messrs. Weatherbie and Gibson are 65%, and the annual benefits for Ms. Moll is 25% of the highest base salary paid to each of them for any three years in the five to ten year period immediately preceding retirement or termination of employment. Benefits under the plan for Messrs Weatherbie and Gibson are fully vested and Ms. Moll’s benefits are 25% vested as of our most recent fiscal year-end. Participation in the salary continuation program requires employees to agree to a non-competition agreement with the Company. Amounts and timing of benefits are as follows:

•       Normal Retirement—Generally, if termination of employment is due to normal retirement age at 65, the officer is entitled to the full annual benefits paid in a lump sum or in equal monthly installments.

•       Termination of Employment Prior to Normal Retirement—If employment is voluntarily or involuntary terminated (other than by disability, death or change in control), the officer is entitled to the vested portion of the annual benefits which is to be paid in a lump sum to the officer. However, no benefits are payable if employment is terminated due to (i) the officer’s gross negligence or gross neglect of his or her duties, (ii) conviction in a court involving moral turpitude in connection with the officer’s employment, (iii) fraud, disloyalty, dishonesty or willful violation of our policies committed in connection with the officer’s employment and resulting in an adverse effect on us and personal benefit to the officer, or (iv) the officer committing suicide (or, making any material misstatement of facts on any application for life insurance purchased by the company).

•       Disability—If employment is terminated due to disability, the officer is entitled to the vested portion of the annual benefits which is payable at the election of the officer in (i) a lump sum upon termination of employment due to the disability (ii) a lump sum at age 65, or (iii) equal monthly installments over 10 years beginning at age 65 with a credit for interest at the rate of 7.5% compounded monthly on the remaining balance of the benefit owed.

•       Death—If the officer dies while employed by us and prior to receiving any benefits under the plan, the officer will not be entitled to any benefits under the plan. If the officer dies while receiving monthly payments under the plan, benefits cease in the month following death.

•       Change of Control—If employment is terminated in connection with a change in control of our company, such as by acquisition, merger, change in ownership of 50% or more of our outstanding voting stock, or change in the majority of members of our board of directors pursuant to a contested transaction (such as a tender offer, exchange offer or contested election), the officer is entitled to fully vested annual benefits to be paid in a lump sum.

We may terminate the plan at any time provided we pay our officers in a lump sum the amount vested under the plan at such date of termination.

Deferred Compensation Program

In January 2002, we adopted a non-qualified deferred compensation program for certain members of our management employees and officers whereby the participant may defer from 1% to 10% of their base salary. Mr. Weatherbie and Mr. Gibson are required to defer at least 5% of their base salaries under the program and Ms. Moll is required to defer at least 2% of her salary. We make matching contributions of 25% for Messrs. Weatherbie and Gibson’s deferrals, and 15% of Ms. Moll’s deferrals under the program. We also pay interest, compounded monthly, on the deferral accounts at a rate equal to the modified return on the equity of TeamBank N.A.; provided, however, that such interest rate may not be less than 6% or greater than 12% for Mr. Weatherbie and not greater than 10% for Ms. Moll. Payment and timing of benefits are as follows:

•       Normal Retirement—If termination of employment is due to normal retirement at age 65, the officer is entitled to the full amount in the deferral account paid in equal monthly installments over a ten-year period.

•       Termination of Employment Prior to Normal Retirement—If employment is voluntarily or involuntary terminated (other than by disability, death or change in control), the officer is entitled to the full amount in the deferral account which is to be paid in a lump sum to the officer. However, the officer will not be entitled to any matching amounts or interest credited by us if employment is terminated due to (i) the officer’s gross negligence or gross neglect of his or her duties, (ii) conviction in a court involving moral turpitude in connection with the officer’s employment, (iii) fraud, disloyalty, dishonesty or willful violation of our policies committed in connection with the officer’s employment and resulting in an adverse effect on us and personal benefit to the officer, or (iv) the officer committing suicide or making a material misstatement of fact in any application for life insurance purchased by us.

•       Disability—If employment is terminated due to disability, the officer is entitled to the full amount in the deferral account which is payable at the election of the officer in (i) a lump sum upon termination of employment due to the disability (ii) a lump sum at age 65, or (iii) equal monthly installments over 10 years beginning at age 65 with a credit for interest at the rate of 7.5% compounded monthly on the remaining balance of the benefit owed.

•       Death—If the officer dies while employed by us and prior to receiving any benefits under the program, the officer will not be entitled to any benefits under the program. If the officer dies while receiving monthly payments under the plan, benefits cease in the month following death.

•       Change of Control—If employment is terminated in connection with a change in control of our company, such as by acquisition, merger, change in ownership of 50% or more of our outstanding voting stock, or change in the majority of members of our Board of Directors pursuant to a contested transaction (such as a tender offer, exchange offer or contested election), the officer is entitled to the full amount in the deferral account to be paid in a lump sum.

We may terminate the program at any time provided we pay our officers in a lump sum the amount vested under the program at such date of termination.

Split Dollar Life Insurance Benefit

We provide split dollar life insurance benefits to certain management employees, including some of our executive officers. Under the agreements, we pay the premiums on the life insurance polices. We are the owner of the life insurance policies. If the covered employee dies, we are entitled to the greater of (i) the cash surrender value of the policy as of the date of death plus reimbursement for all payments we have made to the employee under the Salary Continuation Plan and the Deferred Compensation Program discussed above, or (ii) the aggregate premiums paid on the insurance policy less any outstanding indebtedness to the insurer. The covered employee’s survivors or estate will receive an amount equal to the death proceeds minus the cash surrender value on the date of death.

Non-Competition Agreements

In connection with certain benefit programs discussed above, we have required our named executive officers who participate in these plans to sign non-competition agreements which provide that for a period of 12 months following voluntary or involuntary termination of employment, the executive will not (i) engage in competition with us by working with another person or organization that sells any product or service sold by us in a geographic area within a 30 mile radius of any of our locations, or (ii) solicit, contact, or communicate with our customers or prospective customers for purposes of distributing, marketing or selling any product or service that we market.

Other Employee Programs

We have a 401(k) plan and an employee performance bonus program that covers all of our employees, including executive officers. With respect to the 401(k) plan, we make a matching contribution of 50% of the employee’s contribution up to a maximum contribution of 6% of the employee’s salary. The bonus program utilizes a continuous improvement model to determine the amount of award from us and each of our subsidiaries. The model measures improvements in asset growth, profitability, productivity and asset quality growth. Our employees, including executive officers, must exceed the performance of the previous year to earn a bonus.

Independent Auditors

We have engaged the firm of KPMG LLP as independent auditors to audit and report to our shareholders on our financial statements for the years 1993 through 2007. During all years which KPMG LLP has served as our independent auditors, there were no disagreements with KPMG LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Independent Auditor Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP.

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005
Audit Fees(1)	$220,000	$160,000
Audit Related Fees(2)	27,000	20,200
Tax Fees(3)	60,950	66,750
Total	$307,950	$246,950

(1)            Audit fees consisted of fees for services provided in connection with the audit of the annual financial statements and review of the quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings.

(2)            Audit related fees consisted of audits of financial statements of certain employee benefit plans, agreed upon procedures related to public funds on deposit and accounting consultation.

(3)            Tax fees consisted of tax compliance and tax consultation.

Preapproval of Services

The Audit Committee is required under the Sarbanes Oxley Act of 2002 and related Securities Exchange Commission and NASDAQ rules to approve all auditing services and non-audit services provided by the independent auditors prior to the commencement of the services. Since these rules became effective, all services in audit fees, audit related fees, tax fees and all other fees were approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has engaged the firm of KPMG LLP as independent auditors for the year ending December 31, 2007. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your ratification. If the appointment of KPMG LLP is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 2007. Moreover, if satisfactory arrangements as to the timing and costs of the 2007 audit can not be made, we reserve the right to engage another accounting firm.

We recommend a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for the year 2007 subject to the discussion above. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

PROPOSAL NO. 3

ADOPTION OF THE 2007 STOCK INCENTIVE PLAN

The Board of Directors recommends the adoption of the 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enhance and improve the Company’s ability to attract, retain and motivate qualified officers, employees, directors and consultants of the Company and its affiliates, by aligning their interests with those of the Company’s shareholders and, by enacting the Plan, enhancing the Board’s ability to meet these objectives.

Under the 1999 Stock Incentive Plan, the Company was able to issue 470,000 shares of common stock through stock-based awards to our employees, directors, and consultants. 3,250 shares remain to be issued under that plan as of April 30, 2007. The Company has used 466,750 shares of stock-based awards under the 1999 Stock Incentive Plan to attract, motivate and entice management and directors. The Company believes that the availability of stock-based awards is an integral component of compensation and the alignment of management and shareholder interests.

The Plan provides for the authorization of the issuance of up to 400,000 shares of common stock to be delivered to participants in the following forms of stock and stock-based awards: restricted stock, common stock, stock options, stock appreciation rights and performance shares. All employees and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its affiliates, and non-employee directors and consultants would be eligible to participate in the Plan. The Plan is to be administered by our board of directors, or the board can designate a committee composed of at least two non-employee directors to administer the Plan. The board of directors or committee will determine the participants in the Plan and the types of awards they are to be granted and the terms and conditions of all awards. The Plan provides that no participant may be granted stock options or stock appreciation rights covering in excess of 20,000 shares of common stock in any calendar year.

Any shares that are the subject of an award under the Plan which has lapsed or expired unexercised or unissued will automatically become available for reissue under the Plan. If we increase or decrease the number of outstanding shares of our common stock pursuant to a stock split or other similar event, or if we declare a stock dividend or any other distribution payable upon shares of our common stock, the board or committee will make adjustments to the numbers, rights and privileges of any outstanding awards as it deems appropriate.

The Plan provides that participants may be granted incentive or non-qualified stock options. The exercise prices, vesting schedules and other pertinent terms are determined by the board or committee, but no exercise price for an incentive stock option will be less than the fair market value of the stock on the date the option is granted. The plan provides that fair market value, except as otherwise provided by the Board of Directors or it’s designated committee, means the closing price for our stock on the Nasdaq Global Market for the specified date, or, if the shares were not traded on that date, the next preceding date on which shares are traded. As such, the Committee has determined that because shares of the Company are thinly traded, the grant price of awards is determined as the average of the five days immediately preceding grant date. Should the volume of our stock increase materially, this practice would be reevaluated in light of those circumstances. Unless otherwise provided in the Plan, option periods must expire not more than 10 years from the date an option is granted. An option may be exercised only up to the number of shares which were exercisable on or before the date of the option holder’s termination.

The Plan also provides that participants may be granted stock appreciation rights (“SARs”) either in tandem with a stock option or as a separate award. In general, a SAR is a right to the amount of appreciation over a set period of time represented by a certain number of shares of our common stock. Upon a participant’s exercise of an SAR, we would pay the participant an amount equal to the appreciation in market value or book value of the shares underlying the SAR for the period between the date of the grant and the date of the exercise. An exercisable SAR granted in tandem with a stock option entitles the participant to surrender unexercised the option, or any portion thereof, to which the SAR is attached, and to receive in exchange a payment (in cash, common stock or a combination thereof) equal to the fair market value of one share of our common stock at the date of exercise minus the exercise price of the option times the number of shares covered by the SAR (or portion thereof) which is exercised.

The board or committee would also be able to grant performance-based awards relating to our operations and financial results. A performance award is simply an award of our common stock which is subject to terms and conditions set forth by the board or committee, such as the attainment of specified criteria within certain time parameters. Such criteria may include, without limitation, the attainment of certain performance levels by the individual participant, the Company, individual departments or other similar groupings.

The Plan also provides for the grant of restricted stock. Generally, shares of common stock will be issued to a participant upon payment of consideration as determined by the board or committee, subject to any restrictions and/or conditions as it deems appropriate (although such restrictions and/or conditions cannot exceed 10 years.) Shares of restricted stock would be issued in the name of the participant but contain a restrictive legend prohibiting the sale or transfer of the shares until the expiration of the restriction period. To ensure that the terms of the restrictions are met, we may require that the shares remain in our custody while the restrictions remain in effect.

The Plan will be discontinued in the event we dissolve or liquidate, or in the event we merge or reorganize with another company and we are not the surviving or acquiring company and the agreement respecting the reorganization does not specifically provide for continuation of the Plan. Upon discontinuation of the Plan, all awards shall become fully vested and immediately exercisable. In the event the agreement specifically provides for continuation of the Plan, then our board, or a designated committee, will adjust the awards in a manner consistent with the reorganization provisions.

Our board, in its discretion, may waive the forfeiture, termination, or lapse of an award in the event of retirement of a participant. Also, the board is permitted to amend, alter, suspend or terminate the Plan, subject to limited exceptions.

Our board believes that the Plan is necessary for the Company because it will allow us to be able to provide incentives for our existing personnel and will enable us to better compete for new personnel. We utilize equity compensation tools within our overall compensation strategy to align the financial interests and objectives of our executive officers and other employees with those of our stockholders by rewarding them with an equity interest in the Company through programs such as the Stock Incentive Plan. We believe that the Plan aligns the goals of our employees with that of our shareholders.

We Recommend a vote FOR the adoption of the 2007 Stock Incentive Plan. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders, proposals of shareholders must be received by us at our principal executive offices at 8 West Peoria, Suite 200, Paola, Kansas 66071, no later than January 16, 2008. Proposals should be sent to the attention of the Secretary. Any such proposals shall be subject to the requirements of the proxy rules and regulations under the Securities Exchange Commission.

Our annual meeting of shareholders is typically held on the third Tuesday of June each year.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because we are a mid-size company, we have not developed formal processes by which shareholders may communicate directly with directors. We believe that our informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served the shareholders’ needs. Any communication to the Board of Directors may be mailed to:

Team Financial, Inc.
Board of Directors (or the committee name or director’s name as appropriate)
8 West Peoria, Suite 200
Paola, Kansas 66071

Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

You can obtain a copy of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006 at no charge by writing to us at 8 West Peoria, Paola, Kansas 66071, Attention: Richard J. Tremblay.

By Order of the Board of Directors

By	/s/ Robert J. Weatherbie
Chairman and Chief Executive Officer

Paola, Kansas
May 16, 2007

Exhibit A

Team Financial, Inc.

2007 Stock Incentive Plan

SECTION 1.   Purpose

The purpose of the Plan is to enhance and improve the Company’s ability to attract, retain and motivate qualified officers, employees, directors and consultants of the Company and its Affiliates, by aligning their interests with those of the Company’s shareholders and, by enacting the Plan, enhancing and improving the Board’s ability to meet these objectives.

SECTION 2.   Definitions

2.1.   General.   For purposes of the Plan, the following terms are defined as set forth below:

(a)   “Affiliate”   means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(b)   “Award”   means a Management Incentive Award, Stock Option, Stock Appreciation Right, Performance Unit, Restricted Stock or other award authorized under the Plan.

(c)   “Award Cycle”   means a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned.

(d)   “Board”   means the Board of Directors of the Company.

(e)   “Business Unit”   means a unit of the business of the Company or its Affiliates as determined by the Committee and the CEO.

(f)   “Capital Employed”   means operating working capital plus net property, plant and equipment.

(g)   “Cause”   means (1) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Cause”: (A) the Participant having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; (B) the Willful and continued failure on the part of the Participant to substantially perform his or her employment duties in any material respect (other than such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and after the Participant has failed to resume substantial performance of his or her duties within thirty (30) days of such demand; or (C) Willful and deliberate conduct on the part of the Participant that is materially injurious to the Company or an Affiliate; or (D) prior to a Change in Control, such other events as will be determined by the Committee. The Committee will, unless otherwise provided in an Individual Agreement with the Participant, determine whether “Cause” exists.

(h)   “CEO”   means the Company’s chief executive officer.

(i)   “Change in Control”   and “Change in Control Price” have the meanings set forth in Sections 14.2 and 14.3, respectively.

(j)   “Code”   means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k)   “Committee”   means, as the Board may from time to time determine, the Compensation Committee of the Board, the Board, or another committee of the Board.

(l)   “Common Stock”   means (1) the common stock of the Company, no par, subject to adjustment as provided in Section 4.1 Shares Available for Issuance; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.

(m)   “Company”   means Team Financial, Inc., a Kansas corporation.

(n)   “Covered Employee”   means a Participant who has received a Management Incentive Award, Restricted Stock or Performance Units, who has been designated as such by the Committee and who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Management Incentive Award, Restricted Stock or Performance Units are expected to be taxable to such Participant.

(o)   “Disability”   means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if such agreement does not define “Disability,” then “Disability” shall be determined by the Board of Directors.

(p)   “Dividend Equivalent Rights”   means the right to receive cash, Stock Options, Stock Appreciation Rights or Performance Units, as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Stock Appreciation Right or a Performance Unit, as applicable, with Dividend Equivalent Rights if such Stock Option, Stock Appreciation Right or Performance Unit, as applicable, was a share of Common Stock held by the Participant on the dividend payment date. Unless the Committee determines that Dividend Equivalent Rights will be paid in cash as of the dividend payment date, such Dividend Equivalent Rights, once credited, will be converted into an equivalent number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable; provided, however, that the number of shares subject to any Award will always be a whole number. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in cash, the number of Stock Options, Stock Appreciation Rights or Performance Units into which a Dividend Equivalent Right will be converted will be calculated as of the dividend payment date, in accordance with the following formula:

(A x B)/C

in which “A” equals the number of Stock Options, Stock Appreciation Rights or Performance Units with Dividend Equivalent Rights held by the Participant on the dividend payment date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in property other than cash, the number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the dividend payment date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the Participant would have received if the Stock Option, Stock Appreciation Right or Performance Unit, as applicable, with Dividend Equivalent Rights held by the Participant on the dividend payment date was a share of Common Stock.

(q)   “Effective Date”   means the date of approval, by the Company’s shareholders, of the Plan.

(r)   “Eligible Individuals”   means officers, employees, directors and consultants of the Company or any of its Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its

Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Affiliates, as determined by the Committee.

(s)   “Exchange Act”   means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(t)   “Expiration Date”   means the date on which an Award becomes unexercisable and/or not payable by reason of lapse of time or otherwise as provided in Section 6.2 Expiration Date.

(u)   “Fair Market Value”   means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the Nasdaq Global Market, as the case may be, for the specified date, or, if the shares were not traded on either of these markets on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

(v)   “Grant Date”   means the date designated by the Committee as the date of grant of an Award.

(w)   “Incentive Stock Option”   means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x)   “Individual Agreement”   means a severance, employment, consulting or similar agreement between a Participant and the Company or one of its Affiliates.

(y)   “Management Incentive Award”   means an Award of cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee.

(z)   “Net Contribution”   means for a Business Unit, its operating profit after-tax, less the product of (1) a percentage as determined by the Committee; and (2) the Business Unit’s Capital Employed.

(aa)   “Nonqualified Stock Option”   means any Stock Option that is not an Incentive Stock Option.

(bb)   “Notice”   means the written evidence of an Award granted under the Plan in such form as the Committee will from time to time determine.

(cc)   “Participant” or “Participants” means an Eligible Individual who is a participant, or Eligible Individuals who are participants, in the Plan.

(dd)   “Performance Goals”   means the performance goals established by the Committee in connection with the grant of Management Incentive Awards, Restricted Stock or Performance Units as set forth in the Notice. In the case of Qualified Performance-Based Awards, Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations, and will be based on Net Contribution, or such other performance criteria selected by the Committee, including, without limitation, the Fair Market Value of the Common Stock, the Company’s or a Business Unit’s market share, sales, earnings, costs, productivity, return on equity or return on Capital Employed.

(ee)   “Performance Units”   means an Award granted under Section 12 Performance Units.

(ff)   “Plan”   means the 2007 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(gg)   “Qualified Performance-Based Award”   means a Management Incentive Award, an Award of Restricted Stock or an Award of Performance Units designated as such by the Committee,

based upon a determination that (1) the recipient is or may be a Covered Employee; and (2) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(hh)   “Restricted Stock”   means an Award granted under Section 11 Restricted Stock.

(ii)   “Section 162(m) Exemption”   means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(jj)   “Stock Appreciation Right”   means an Award granted under Section 10 Stock Appreciation Rights.

(kk)   “Stock Option”   means an Award granted under Section 9 Stock Options.

(ll)   “Termination of Employment”   means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates will not be considered Terminations of Employment.

(mm)   “Vesting Date”   means the date on which an Award becomes vested, and, if applicable, fully exercisable and/or payable by or to the Participant as provided in Section 6.3 Vesting.

(nn)   “Willful”   means any action or omission by the Participant that was not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company or its Affiliates. Any act or omission based upon authority given pursuant to a duly adopted resolution of the Board, or, upon the instructions of the CEO or any other senior officer of the Company, or, based upon the advice of counsel for the Company will be conclusively presumed to be taken or omitted by the Participant in good faith and in the best interests of the Company and/or its Affiliates.

2.2.   Other Definitions.   In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3.   Administration

3.1.   Committee Administration.   The Committee is the administrator of the Plan. Among other things, the Committee has the authority, subject to the terms of the Plan:

(a)   To select the Eligible Individuals to whom Awards are granted;

(b)   To determine whether and to what extent Awards are granted;

(c)   To determine the amount of each Award;

(d)   To determine the terms and conditions of any Award, including, but not limited to, the option price, any vesting condition, restriction or limitation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee will determine;

(e)   To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f)    To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award will be deferred;

(g)   To determine under what circumstances an Award may be settled in cash or Common Stock or a combination of cash and Common Stock; and

(h)   To adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan, any Award, any Notice and any other agreement relating to any Award and to take any action it deems appropriate for the administration of the Plan.

3.2.   Committee Action.   The Committee may act only by a majority of its members then in office unless it allocates or delegates its authority to a Committee member or other person to act on its behalf. Except to the extent prohibited by applicable law or applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any other person or persons. Any such allocation or delegation may be revoked by the Committee at any time. Any determination made by the Committee or its delegate with respect to any Award will be made in the sole discretion of the Committee or such delegate. All decisions of the Committee or its delegate are final, conclusive and binding on all parties.

3.3.   Board Authority.   Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

SECTION 4.   Shares

4.1.   Shares Available For Issuance.   The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan will be 400,000.

No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the Participant only in the form of cash, or if the Award is paid to the Participant in cash.

To the extent any Award is forfeited, any Stock Option (or Stock Appreciation Right) terminates, expires or lapses without being exercised or any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Award will again become available for delivery in connection with new Awards under the Plan. To the extent any shares of Common Stock subject to an Award are tendered back prior to March __, 2017 (or, if later, the 10th anniversary of the latest re-approval of this clause by the Company’s shareholders) or not delivered because such shares are (in either case) used to satisfy an applicable tax-withholding obligation, such shares will again become available for delivery in connection with new Awards under the Plan.

In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any Participant, in the number, kind and price of shares subject to outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award.

4.2.   Individual Limits.   No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 20,000 shares of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units or Award of Restricted Stock that may be granted, or, that may vest, as applicable, in any calendar year for any individual Participant is 20,000 shares of Common Stock, or the dollar equivalent of 20,000 shares of Common Stock.

SECTION 5.   Eligibility

Awards may be granted under the Plan to Eligible Individuals. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 6.   Terms and Conditions of Awards

6.1.   General.   Awards will be in the form and upon the terms and conditions as determined by the Committee, subject to the terms of the Plan. The Committee is authorized to grant Awards independent of, or in addition to other Awards granted under the Plan. The terms and conditions of each Award may vary from other Awards. Awards will be evidenced by Notices, the terms and conditions of which will be consistent with the terms of the Plan and will apply only to such Award.

6.2.   Expiration Date.   Unless otherwise provided in the Notice, the Expiration Date of an Award will be the earlier of the date that is ten (10) years after the Grant Date or the date of the Participant’s Termination of Employment.

6.3.   Vesting.   Each Award vests and becomes fully payable, exercisable and/or released of any restriction on the Vesting Date. The Vesting Date of each Award, as determined by the Committee, will be set forth in the Notice.

SECTION 7.   Qualified Performance-Based Awards

The Committee may designate a Management Incentive Award, or an Award of Restricted Stock or an Award of Performance Units as a Qualified Performance-Based Award, in which case, the Award is contingent upon the attainment of Performance Goals.

SECTION 8.   Management Incentive Awards

8.1.   Management Incentive Awards.   The Committee is authorized to grant Management Incentive Awards, subject to the terms of the Plan. Notices for Management Incentive Awards will indicate the Award Cycle, any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment of the Award.

8.2.   Settlement.   As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, Management Incentive Awards will be paid to the Participant in cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee. The number of shares of Common Stock payable under the stock portion of a Management Incentive Award will equal the amount of such portion of the award divided by the Fair Market Value of the Common Stock on the date of payment.

SECTION 9.   Stock Options

9.1.   Stock Options.   The Committee is authorized to grant Stock Options, including both Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan. Notices will indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the option price, the term and the number of shares to which it pertains. To the extent that any Stock Option is not designated as an Incentive Stock Option, or, even if so designated does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it will constitute a Nonqualified Stock Option. No Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of shareholder approval of the Plan (or, if the shareholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); provided, however, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

9.2.   Option Price.   The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee and will not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date.

9.3.   Incentive Stock Options.   The terms of the Plan addressing Incentive Stock Options and each Incentive Stock Option will be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.

9.4.   Exercise.   Stock Options will be exercisable at such time or times and subject to the terms and conditions set forth in the Notice. A Participant can exercise a Stock Option, in whole or in part, at any time on or after the Vesting Date and before the Expiration Date by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full to the Company of the option price by certified or bank check or such other cash equivalent instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. Notwithstanding the foregoing, the right to make payment in the form of already owned shares of Common Stock applies only to shares that have been held by the optionee for at least six (6) months at the time of exercise or that were purchased on the open market.

If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or broker loan proceeds necessary to pay the option price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, but any loans by a broker in connection with an exercise shall be arranged between the broker and the employee, and not by the Company.

In addition, if approved by the Committee, a Stock Option may be exercised by a “net cashless exercise” procedure whereby all or any portion of the option price and/or any required tax withholding may be satisfied by a reduction in the number of shares issued upon exercise. In that case, the number of shares of Common Stock issued upon exercise will be equal to: (a) the product of (i) the number of shares as to which the Stock Option is then being exercised on a net cashless basis, and (ii) the excess of (A) the Fair Market Value on the date of exercise, over (B) the option price and/or any required tax withholding associated with the net cashless exercise (expressed on a per share basis), divided by (b) the Fair Market Value on the date of exercise. A number of shares of Common Stock equal to the difference between the number of shares as to which the Stock Option is then being exercised and the number of shares actually issued upon such exercise will be deemed to have been retained by the Company in satisfaction of the option price and/or any required tax withholding.

9.5.   Settlement.   As soon as practicable after the exercise of a Stock Option, the Company will deliver to or on behalf of the optionee certificates of Common Stock for the number of shares purchased. No shares of Common Stock will be issued until full payment therefor has been made. Except as otherwise provided in Section 9.8 Deferral of Stock Options Shares below, an optionee will have all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and the right to receive dividends, when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 18 General Provisions. The Committee may give optionees Dividend Equivalent Rights.

9.6.   Nontransferability.   No Stock Option will be transferable by the optionee other than by will or by the laws of descent and distribution. All Stock Options will be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee. No Stock Option will be subject to execution, attachment or other similar process.

Notwithstanding anything herein to the contrary, the Committee may permit a Participant at any time prior to his or her death to assign all or any portion without consideration therefor of a Nonqualified Stock Option to:

(a)   The Participant’s spouse or lineal descendants;

(b)   The trustee of a trust for the primary benefit of the Participant and his or her spouse or lineal descendants, or any combination thereof;

(c)   A partnership of which the Participant, his or her spouse and/or lineal descendants are the only partners;

(d)   Custodianships under the Uniform Transfers to Minors Act or any other similar statute; or

(e)   Upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or any other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive the Nonqualified Stock Option held in trust, partnership or custody.

In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of the Nonqualified Stock Option, and such portion will continue to be subject to all of the terms, conditions and restrictions applicable to the Nonqualified Stock Option.

9.7.   Cashing Out.   On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. In addition, notwithstanding any other provision of the Plan, the Committee, either on the Grant Date or thereafter, may give a Participant the right to voluntarily cash-out the Participant’s outstanding Stock Options, whether or not then vested, during the sixty (60)-day period following a Change in Control. A Participant who has such a cash-out right and elects to cash-out Stock Options may do so during the sixty (60)-day period following a Change in Control by giving notice to the Company to elect to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which this cash-out right is exercised. Notwithstanding the foregoing, if any cash-out right would make a Change in Control transaction ineligible for pooling-of-interests accounting, the Committee may eliminate or modify such cash-out right.

9.8.   Deferral of Stock Option Shares.   The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee will determine. If any such deferrals are permitted, an optionee who elects such deferral will not have any rights as a shareholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 10.   Stock Appreciation Rights

10.1.   Stock Appreciation Rights.   The Committee is authorized to grant Stock Appreciation Rights, subject to the terms of the Plan. Stock Appreciation Rights granted with a Nonqualified Stock Option may be granted either on or after the Grant Date. Stock Appreciation Rights granted with an Incentive Stock Option may be granted only on the Grant Date of such Stock Option. Notices of Stock Appreciation Rights granted with Stock Options may be incorporated into the Notice of the Stock Option. Notices of Stock Appreciation Rights will indicate whether the Stock Appreciation Right is independent of any Award or granted with a Stock Option, the price, the term, the method of exercise and the form of payment. The Committee may also grant Dividend Equivalent Rights in association with any Stock Appreciation Right.

10.2.   Exercise.   A Participant can exercise Stock Appreciation Rights, in whole or in part, at any time after the Vesting Date and before the Expiration Date, or, with respect to Stock Appreciation Rights granted in connection with any Stock Option, at such time or times and to the extent that the Stock Options to which they relate are exercisable, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised. A Stock Appreciation Right granted with a Stock Option may be exercised by an optionee by surrendering any applicable portion of the related Stock Option in accordance with procedures established by the Committee. To the extent provided by the Committee, Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

10.3.   Settlement.   As soon as practicable after the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, in value equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Stock Appreciation Right price per share multiplied by the number of shares in respect of which the Stock Appreciation Right is being exercised.

Upon the exercise of a Stock Appreciation Right granted with any Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 4 Shares on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares delivered upon the exercise of the Stock Appreciation Right.

10.4.   Nontransferability.   Stock Appreciation Rights will be transferable only to the extent they are granted with any Stock Option, and only to permitted transferees of such underlying Stock Option in accordance with Section 9.6 Nontransferability.

SECTION 11.   Restricted Stock

11.1.   Restricted Stock.   The Committee is authorized to grant Restricted Stock, subject to the terms of the Plan. Notices for Restricted Stock may be in the form of a Notice and book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock will be registered in the name of such Participant and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including, but not limited to, forfeiture of the Team Financial, Inc. 2007 Stock Incentive Plan and a Restricted Stock Notice. Copies of such Plan and Notice are on file at the offices of Team Financial, Inc.

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed and that, as a condition of any Award of

Restricted Stock, the Participant will have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. The Notice or certificates will indicate any applicable Performance Goals, any applicable designation of the Restricted Stock as a Qualified Performance-Based Award and the form of payment.

11.2.   Participant Rights.   Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Notwithstanding the foregoing, if approved by the Committee, a Participant may pledge Restricted Stock as security for a loan to obtain funds to pay the option price for Stock Options. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and to receive dividends with respect to the shares; provided that, in the discretion of the Committee, cash or property payable as a dividend on Restricted Stock may be subjected to the same vesting conditions as the Restricted Stock giving rise to the payment or may be converted into a number of additional shares of Restricted Stock (again, having the same vesting conditions as the Restricted Stock giving rise to the payment) determined by dividing the amount of the cash or the fair market value of the property otherwise distributable (as determined by the Committee) by the Fair Market Value on the dividend payment date.

11.3.   Settlement.   As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied and prior to the Expiration Date, unlegended certificates for such shares of Common Stock will be delivered to the Participant upon surrender of any legended certificates, if applicable.

SECTION 12.   Performance Units

12.1.   Performance Units.   The Committee is authorized to grant Performance Units, which include, among other Awards and without limitation, restricted stock units and common stock units, subject to the terms of the Plan. Notices of Performance Units will indicate any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment.

12.2.   Settlement.   As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, Performance Units will be paid in the manner as provided in the Notice. Payment of Performance Units will be made in an amount of cash equal to the Fair Market Value of one share of Common Stock multiplied by the number of Performance Units earned or, if applicable, in a number of shares of Common Stock equal to the number of Performance Units earned, each as determined by the Committee. The Committee may at or after the Grant Date give the Participant a right to defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event. Subject to any exceptions adopted by the Committee, an election by a Participant to defer must be made before the commencement of the Award Cycle for the Performance Units.

SECTION 13.   Other Awards

The Committee is authorized to make, either alone or in conjunction with other Awards, Awards of cash or Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, convertible debentures.

SECTION 14.   Change in Control

14.1.   Impact of Change in Control.   Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred, any outstanding:

(a)   Stock Options and Stock Appreciation Rights become fully exercisable and vested to the full extent of the original grant;

(b)   Restricted Stock becomes free of all restrictions and deferral limitations and becomes fully vested and transferable to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee;

(c)   Performance Units become vested to the extent provided in the Notice, or if not provided in the Notice, as determined by the Committee. In addition, to the extent settlement of such Performance Units has been deferred, if the Change in Control constitutes a “change in the ownership of the Company,” a “change in effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” (in each case as defined in Section 409A of the Code), such settlement occurs in cash or Common Stock (as determined by the Committee) as promptly as is practicable following the Change in Control; and

(d)   Management Incentive Awards become fully vested to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee, and such Management Incentive Awards will be settled in cash or Common Stock, as determined by the Committee, as promptly as is practicable following the Change in Control.

The Committee may also make additional substitutions, adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.

14.2.   Definition of Change in Control.   For purposes of the Plan, a “Change in Control” will mean the happening of any of the following events:

(a)   An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (1), (2) and (3) of Subsection (c) of this Section 14.2;

(b)   A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 14.2, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;

(c)   Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d)   The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

14.3.   Change in Control Price.   For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the Nasdaq Global Market, or other national exchange on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined by the Committee.

SECTION 15.   Forfeiture of Awards

Notwithstanding anything in the Plan to the contrary, the Committee may, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Affiliate, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 15 will have no application following a Change in Control.

SECTION 16.   Amendment and Termination

The Committee may amend, alter, or discontinue the Plan or any Award, prospectively or retroactively, but no amendment, alteration or discontinuation may impair the rights of a recipient of any Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.

No amendment will be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules, or to the extent such amendment increases the number of shares available for delivery under the Plan. Without the approval of the Company’s shareholders, the Committee will not reduce the option price of a Stock Option after the Grant Date or cancel an outstanding Stock Option and grant a new Stock Option with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in the last paragraph of Section 4.1).

SECTION 17.   Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 18.   General Plan Provisions

18.1.   General Provisions.   The Plan will be administered in accordance with the following provisions and any other rule, guideline and practice determined by the Committee:

(a)   Each person purchasing or receiving shares pursuant to an Award may be required to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to the distribution of the shares.

(b)   The certificates for shares issued under an Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(c)   Notwithstanding any other provision of the Plan, any Award, any Notice or any other agreements made pursuant thereto, the Company is not required to issue or deliver any shares of Common Stock prior to fulfillment of all of the following conditions:

(i)    Listing or approval for listing upon notice of issuance, of such shares on the Nasdaq Global Market, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)   Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee deems necessary or advisable; and

(iii)   Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee deems necessary or advisable.

(d)   The Company will not issue fractions of shares. Whenever, under the terms of the Plan, the aggregate number of shares required to be issued to a Participant at a particular time includes a fractional share, one additional whole share will be issued to the Participant in lieu of and in satisfaction for that fractional share.

(e)   In the case of a grant of an Award to any Eligible Individual of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

18.2.   Employment.   The Plan will not constitute a contract of employment, and adoption of the Plan will not confer upon any employee any right to continued employment, nor will it interfere in any way with the right of the Company or an Affiliate to terminate at any time the employment of any employee or the membership of any director on a board of directors or any consulting arrangement with any Eligible Individual.

18.3.   Tax Withholding Obligations.   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

18.4.   Beneficiaries.   The Committee will establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

18.5.   Governing Law.   The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Kansas, without reference to principles of conflict of laws. Notwithstanding anything herein to the contrary, in the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan and/or any such Award as they pertain to such individual to comply with and account for the tax and accounting rules of the applicable foreign law so as to maintain the benefit intended to be provided to such Participant under the Award.

18.6.   Nontransferability.   Except as otherwise provided in Section 9 Stock Options and Section 10 Stock Appreciation Rights, or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

18.7.   Severability.   Wherever possible, each provision of the Plan and of each Award and of each Notice will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of the Plan, any Award or any Notice is found to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to and to have contained from the outset such language as will be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and any Award will remain in full force and effect.

18.8.   Strict Construction.   No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of the terms of the Plan, any Award, any Notice, any other agreement or any rule or procedure established by the Committee.

18.9.   Shareholder Rights.   Except as otherwise provided herein, no Participant will have dividend, voting or other shareholder rights by reason of a grant of an Award or a settlement of an Award in cash.

SECTION 19.   Execution; Adoption Contingent on Shareholder Approval

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same; provided, however, that the Plan shall not be deemed to have been adopted or to have been put into effect by the Company except when, as and if approved by the shareholders of the Company, on the Effective Date.

TEAM FINANCIAL, INC.

By:

Robert J. Weatherbie,
Chief Executive Officer

PROXY	PROXY

TEAM FINANCIAL, INC.
8 West Peoria, Suite 200
Paola, Kansas  66071

1.	Election of three Class II Directors.

The Board of Directors recommends a vote FOR the listed nominees. In the election of directors, you have an aggregate number of votes equal to the number of shares held in the above referenced account multiplied by three (3). Your votes will be allocated equally among the nominees you have voted for, or as marked in the space provided.

	For	Withhold
Richard J. Tremblay	☐	☐	votes
Robert J. Weatherbie	☐	☐	votes
Jerry D. Wiesner	☐	☐	votes

2.	Ratification of the appointment of KPMG LLP as our independent auditors for 2007.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2007.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal regarding the 2007 Stock Incentive Plan.
The Board of Directors recommends a vote FOR Proposal Number 3.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Transaction of such other business as may properly come before the meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

	DATED:	, 2007

SIGNATURE

SIGNATURE IF HELD JOINTLY

Please sign your name exactly as it appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The above signed shareholder of Team Financial, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held on Tuesday, June 19, 2007, at 9:00 a.m., at the Paola High School Auditorium, 401 North Angela, Paola, Kansas, and hereby appoints Carolyn S. Jacobs and Julie L. Boyle, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the above signed at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the above signed shareholder’s shares as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the above signed shareholder.  If no direction is made, this proxy will be voted FOR Proposal Number 1, Proposal Number 2 and Proposal Number 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.